EXHIBIT 10.1

                             RETAIL LEASE AGREEMENT


     THIS RETAIL LEASE AGREEMENT (the "Lease") is made as of the 9th day of January, 2001, between SHODEEN MANAGEMENT COMPANY, an Illinois corporation, as agent for the beneficiaries of a land trust with Harris Bank St. Charles, pursuant to Trust Agreement dated March 4, 1994, and known as Trust No. 2321 (the "Landlord"), and Private Bank, (the "Tenant").

     1. PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing approximately 1,700 rentable square feet, which are outlined on the floor plan attached hereto as Exhibit "A" and incorporated herein by reference. The Premises are contained in that certain building located at 312 Crescent Place, Geneva, Illinois 60134, Illinois (the "Building"), which Building contains approximately 5,450 rentable square feet of space. The land on which the Building is situated, together with all improvements located thereon (collectively the "Property"), is more particularly described on Exhibit "B" attached hereto and incorporated herein by reference.

     2. TERM.
        ----

        (a) Subject to and upon the terms and conditions set forth below, the term of this Lease shall be for a period of Five (5) Lease Years (as hereinafter defined), commencing on the Commencement Date (as hereinafter defined) and ending on last day of the last month of the Fifth (5th) Lease Year.

        (b) For purposes of this Lease, the following terms shall have the following meanings:

               (i) "Commencement Date" shall mean the date upon which the Premises are substantially completed (as hereinafter defined). Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit "C" and incorporated by reference.

               (ii) "Lease Year" shall mean each twelve (12) month period commencing on the first day of the first full month after the Commencement Date and each anniversary thereafter during the Term (as hereinafter defined) of this Lease; provided, however, that if the Commencement Date is the first day of the month, the first Lease Year shall commence on the Commencement Date. The first Lease Year shall commence on the Commencement Date and end on the last day of the last month of the first Lease Year regardless of whether the first Lease Year is longer than twelve (12) months.

               (iii) "Term" shall mean the initial term of this Lease and any renewals or extensions thereof.

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     3. RENTAL.
        ------

        (a) Base Rental. Tenant shall pay to Landlord, as base rental (the "Base Rental") during the Term of this Lease, the aggregate sum of One Hundred Thirty Five Thousand Four Hundred Thirty-Nine and 00100 Dollars ($135,439.00) as follows:

               (i) an annual sum of Twenty Five Thousand Five Hundred and 00/100 Dollars ($25,500.00) per year during the first (1st) Lease Year, payable in equal monthly installments of Two Thousand One Hundred Twenty-Five and 00/100 Dollars ($2,125.00);

               (ii) an annual sum of Twenty Six Thousand Two Hundred Sixty-Five and 00/100 Dollars ($26,265.00) per year during the second (2nd) Lease Year, payable in equal monthly installments of Two Thousand One Hundred Eighty-Eight and 75/100 Dollars ($2,188.75);

               (iii) an annual sum of Twenty Seven Thousand Forty-Seven and 00/100 Dollars ($27,047.00) per year during the third (3rd) Lease Year, payable in equal monthly installments of Two Thousand Two Hundred Fifty-Three and 92/100 Dollars ($2,253.92);

               (iv) an annual sum of Twenty Seven Thousand Eight Hundred Sixty-Three and 00/100 Dollars ($27,863.00) per year during the fourth
          (4th) Lease Year, payable in equal monthly installments of Two Thousand Three Hundred Twenty-One and 92/100 Dollars ($2,321.92);

               (v) an annual sum of Twenty Eight Thousand Six Hundred Ninety-Six and 00/100 Dollars ($28,696.00) per year during the fifth (5th) Lease Year, payable in equal monthly installments of Two Thousand Three Hundred Ninety-One and 33/100 Dollars ($2,391.33).

     Each such monthly installments shall be due and payable in advance, on or before the first (lst) day of each and every month during the Term, without notice, demand or set-off, provided, however, that the first month's rent shall be due and payable upon execution of this Lease.

        (b) Additional Rental. Tenant shall pay to Landlord Tenant's Proportionate Share (as hereinafter defined) of the Operating Expenses (the "Additional Rental") payable in equal monthly installments of Six Hundred Twenty-One and 92/100 Dollars ($621.92). If this Lease commences or terminates on a date other than January 1, the annual Operating Expenses shall be prorated by multiplying one-twelfth (1/12) of the annual Operating Expenses by the number of full or partial months between the Commencement Date and December 31 of the year of commencement or between January 1 of the year of termination and the termination date, as the case may be. As used in this Lease, "Proportionate Share" shall mean a percentage factor, determined by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the Building. Provided, however, that if the Building is not fully occupied, Tenant's Proportionate Share of the Operating Expenses that vary with the occupancy of the Building shall mean a percentage factor determined by dividing the net rentable

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square footage contained in the Premises by the average net rentable square footage occupied by tenants in the Building during a calendar year.

               (i) Operating Expenses. "Operating Expenses" shall include those expenses paid by or on behalf of Landlord in respect to the management, operation, service and maintenance of the Property, including the Premises, in accordance with generally accepted principles of office building management as applied to the operation and maintenance of office buildings similar to the type and nature of the Property and in the general market area as the Property. Operating Expenses shall include, but not be limited to, (A) Real Estate Taxes (as hereinafter defined), (B) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease,
          (C) electricity, gas, water and other utility charges for the Property which are not separately metered to Tenant; (D) repair and maintenance of HVAC systems, elevators, irrigation systems and other mechanical systems; (E) repair and maintenance of the Common Areas (as hereinafter defined) and the Building structure and roof, (F) trash removal and snow removal; (G) janitorial service, (H) wages, salaries and fees of operating, auditing, accounting, maintenance and management personnel in connection with the Property, (I) all payroll charges for such personnel, such as unemployment and social security taxes, workers' compensation, health, accident and group insurance, and other so-called fringe benefits; (J) rental charges for office space chargeable to the operation and management of the Property; (K) license permits and inspection fees; (L) supplies and materials used in the operation and management of the Property; (M) furnishings and equipment not treated by Landlord as capital expenditures of the Property; (N) depreciation and the cost of any labor saving devices that may, from time to time, be placed in operation as a part of Landlord's maintenance program; (O) personal property taxes on property used in the operation, maintenance, service and management of the Property; (P) the cost, as reasonably amortized by Landlord, with interest at the rate of ten per cent (10%) per annum, on the unamortized amount, of any capital improvement made after completion of initial construction of the Building which reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year; (Q) management fees relating to the Property; (R) the cost of any installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of the Lease and is generally applicable to similar office buildings; and (S) all other expenses necessary for the operation and management of the Property.

               (ii) Real Estate Taxes. "Real Estate Taxes" shall include all taxes, including state equalization factor, if any, and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, and including any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building).

               Real Estate Taxes also shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income,

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          franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year.

               Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

        (c) Payment of Proportionate Share. To provide for current payments of Operating Expenses, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of its estimated Proportionate Share. Landlord shall estimate the amount of Operating Expenses for each year and then reconcile such estimated expenses in the following year based on actual Operating Expenses for such year paid by Landlord. If Tenant's Proportionate Share of the actual Operating Expenses shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within ten (10) days of Tenant's receipt of Landlord's statement of reconciled Operating Expenses, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Proportionate Share of the Operating Expenses shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph 3(c) shall be made without prejudice to any right of Tenant to dispute the statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give such statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph 3(c).

        (d) Dispute of Operating Expenses. If Tenant questions in writing any such notice of reconciled Operating Expenses (or revised notice thereof), and if the question is not amicably settled between Landlord and Tenant within thirty
(30) days alter said notice of reconciled Operating Expenses (or revised notice) has been given, Landlord shall, during the sixty (60) days next following the expiration of such thirty (30) day period, employ an independent certified public accountant to audit Operating Expenses. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting, Operating Expenses is confidential; and while Landlord shall keep and make available to such accountant

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all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may reasonably be required to verify such reconciled Operating Expenses, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of adjusted additional Operating Expenses for the calendar year). Any change in the reconciled Operating Expenses required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Tenant and deemed to be Additional Rental under this Lease, unless the results of such audit determine that the difference between the Operating Expenses as determined by the audit and the Operating Expenses as determined by Landlord is greater than five percent (5%) of the Operating Expenses as determined by Landlord, in which case such expenses shall be borne by Landlord. If Tenant does not, in writing, question the reconciled Operating Expenses within thirty (30) days after such notice has been given, Tenant shall be deemed to have approved and accepted such reconciled Operating Expenses.

        (e) Adjustments to Operating Expenses. If a clerical error occurs or Landlord or Landlord's accountants discover new facts, which error or discovery causes Operating Expenses for any period to increase or decrease, upon notice by Landlord to Tenant of the adjusted additional Operating Expenses for such calendar year, the adjusted additional Operating Expenses shall apply and any deficiency or overpayment of Tenant's Proportionate Share of the Operating Expenses, as the case may be, shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above. This provision shall survive the termination of the Lease.

        (f) Other Charges. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental and Additional Rental. If a monthly installment of rent is not received on or before the fifth (5th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord, a late charge of five per cent (5%) of such installment as rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment, and such past due rent shall bear interest at the greater of
(i) a rate of interest equal to fifteen per cent (15%) per annum; or (ii) a rate of interest equal to the prime rate as announced from time to time by The First National Bank of Chicago, plus three per cent (3%) per annum (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, Percentage Rental and Other Charges.

        (g) Place of Payment. Tenant shall pay all rent and other charges due under this Lease without demand, deduction or set off to Landlord at 17 North First Street, Geneva, Illinois 60134, or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

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     4. CONSTRUCTION.
        ------------

        (a) Improvements to be Constructed. Landlord, at its own cost and expense, shall perform the work and make the installation in the Premises that are designated as Landlord's Work in Exhibit "D", attached hereto and incorporated herein by reference. Except as expressly set forth in Exhibit "D", Landlord has made no promise to alter, remodel or improve the Premises, the Building or the Property.

        (b) Work Prior to Commencement Date. All work and installations to the Premises designated in Exhibit "D" shall be substantially completed prior to March 1, 2001 (the "Estimated Completion Date") and the Premises shall be in good and tenantable condition in all respects for occupancy by Tenant for its purposes and uses so long as Tenant shall have approved the plans and specifications for construction and remodeling of the Premises on or before January 26, 2001. Tenant may make changes in said plans and specifications; provided, however, that in such event Tenant shall pay all architectural, engineering, and other fees associated with said changes, and Landlord shall be given a reasonable extension of time to complete Landlord's Work after the Estimated Completion Date. Any extension of time and modifications to plans and specifications shall be in writing, dated and signed by both parties. (If Tenant does not timely submit to Landlord approved plans and specifications, the Commencement Date shall be the Estimated Completion Date and rental shall commence from that date notwithstanding the fact that the Premises are not substantially completed.) The Estimated Completion Date shall be postponed in the event of (i) the unavailability of materials and equipment that have been specified and requested by Tenant or (ii) delays caused by acts of God, strikes and other events beyond the reasonable control of Landlord, and neither circumstance shall give rise to liability of Landlord.

        (c) Availability of Premises Prior to Commencement Date. If Landlord, at Tenant's request, makes the Premises available to Tenant before the Commencement Date to decorate, furnish, and equip the Premises, Tenant shall not interfere with the completion of Landlord's Work. Tenant's use of the Premises for such work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Paragraphs 12 and 13 of this Lease shall apply.

        (d) Substantial Completion. As used herein, the work in the Premises shall be "substantially completed" when the work has been completed in accordance with the plans and specifications subject to the completion of punch list items, and a certificate of occupancy has been issued.

        (e) Condition of Premises. Except as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except as is expressly set forth in Exhibit "D." At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this

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Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

        (f) Overload. To coordinate orderly move-ins and move-outs, no furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall designate the time and manner of moving of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

     5. USE OF THE PREMISES.
        -------------------

        (a) Use. The Premises shall be used only for the retail sale of banking type practice and for no other purpose or purposes without the prior written consent of Landlord. The Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the term of this Lease conduct and carry on in the entire Premises the type of business for which the Premises are leased. The Tenant shall operate its business with a complete line of full selection and sufficient stock of first class merchandise of current style and type, attractive displays and in an efficient, high class and reputable manner so as to produce the maximum amount of sales from the Premises, and shall except during reasonable periods of repairing, cleaning and decorating keep the Premises open to the public for business with adequate and competent personnel in attendance on all days and during all hours (including evenings) established by Landlord from time to time as store hours for the Building, and during any other day hours when the Building generally is open to the public for business, except to the extent the Tenant may be prohibited from being open for business by applicable law, ordinance or government regulation.

        (b) Prohibitions on Use. The Tenant shall not conduct within the Premises any fire, auction or bankruptcy sales or operate within the Premises a "wholesale" or "factory outlet" store, a cooperative store, a "second hand" store, a "surplus" store or a store commonly referred to as "discount house". The Tenant shall not advertise that it sell products or services at "discount", "cut-price", or "cut-rate" prices. The Tenant shall not permit any objectionable or unpleasant odors to emanate for the Premises, nor place or permit any radio, television, loud-speaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the building or distribute leaflets or other advertising material in the Common Area; nor take any other action which in the exclusive judgment of Landlord would constitute a nuisance or would disturb or endanger other tenants of the Building or unreasonably interfere with their use of their respective premises, nor do anything which would tend to injure the reputation of the Building.

        (c) Display Windows. The Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs in front of the Premises lighted from dusk to 10:00 p.m. every day, including Sundays and holidays.

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        (d) Advertising. Tenant shall include the address and identity of its business activities in the Premises in all advertisements made by the Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

        (e) Permits. The Tenant shall procure, at its sole expense, any permits and licenses required for the transaction of business in the Premises and otherwise comply with all applicable laws, ordinances and governmental regulations.

     6. ALTERATIONS.
        -----------


        (a) Prohibition. Tenant shall not make any alterations, additions or improvements (collectively, the "Alterations") in or to the Premises, or in or to the Building without the express prior written consent of Landlord; provided, however, that Landlord shall not be unreasonable in withholding consent to nonstructural Alterations.

        (b) Indemnification. In addition to the indemnity set forth in Paragraph 12 of this Lease, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with receipted bills covering all labor and materials used, together with such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises are located. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

        (c) Compliance and Supervision of Alterations. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 6.

        (d) Landlord's Property. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided however, that notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by

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such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

        (e) Wiring. Landlord will direct electricians as to where and how telephone and computer wires are to be introduced. No boring or cutting for wires will be allowed without Landlord's consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's approval.

     7. MECHANICS' LIENS.
        ----------------

        (a) If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to he discharged of record within ten (10) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord and shall bond or insure Landlord against any such liens; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof.

        (b) If Tenant shall fail to cause such liens to be discharged of record within the aforesaid ten (10) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

     8. MAINTENANCE AND REPAIR.
        ----------------------

        (a) Tenant's Maintenance. Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; heating, ventilation, or air-conditioning equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for

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the cost of said repairs, Tenant shall reimburse Landlord. Landlord agrees to replace HVAC unit within the term of this lease if deemed necessary pending Tenant's submitting invoices to Landlord of regular maintenance for the heating and air conditioning company.

        (b) Landlord's Maintenance. Subject to Paragraph 8(a) above, Landlord shall keep, repair and maintain the Building (including the roof and structural members, the Common Areas, mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition during the Term of this Lease. Landlord shall, in addition, supply reasonable snow removal for the walkways of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair the same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, and may close, block or change sidewalks, driveways or parking areas of the Property. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

        (c) Inspection. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord's interests; to operate or improve the Building; to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

     9. COMMON AREAS.
        ------------

        (a) Grant. During the Term of this Lease, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, halls, passages, exits, entrances, stairways, restrooms, parking areas [except as provided for in subparagraph (b) below], driveways and landscaped areas (collectively the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the general public and

Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

        (b) Parking. Non-exclusive parking will be provided in the parking area of the Property. Upon written notice from Landlord, Tenant shall furnish to Landlord, within five (5) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that the Landlord shall have towed from the Premises when illegally parked. Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area or roadways by Tenant, other tenants, or their customers, invitees or employees.

        (c) Right to Change Common Areas. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration.

     10. BUILDING SERVICES.
         -----------------

             (a) Gas and Electric. Landlord shall cause gas service and electric power to be provided to the Premises by the applicable utility company. Gas service and electric power furnished by Landlord is intended to be that consumed in normal office use during Normal Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment. Landlord shall have the right to install a submeter to be furnished and installed as a Tenant Improvement in accordance with Paragraph 4(a) of this Lease. If Tenant refuses to pay for any gas or electrical charges billed directly to Tenant, such refusal shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. Tenant shall use strict care and caution to ensure that all gas service and electricity is carefully shut off to prevent waste or damage.

        (b) Water. Landlord shall cause the applicable utility company to provide water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigerating installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

        (c) Air-Conditioning and Heat. Landlord shall provide air conditioning and heat to the Building's Common Area for comfortable occupancy during all days the Tenant is open for business subject at all times, however, to restrictions placed upon Landlord by any duly constituted governmental agency and/or by any utility supplier. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air-conditioning and heating systems, including the closing of venetian blinds and drapes, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use. Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional or unusual amounts of such services, without the prior written consent of Landlord. If Tenant uses such services under this provision to excess, Landlord reserves the right to charge Tenant for such services, as rent. If Tenant refuses to make payment upon demand of Landlord, such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

        (d) Interruption of Services. Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Paragraph 10 may be interrupted or diminished temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rental, and shall not relieve Tenant from its obligation to pay Base Rental and to perform its other obligations under this Lease.

        (e) Energy Curtailment. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations.

     11. ESTOPPEL CERTIFICATES. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit "E" and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate with ten (10) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify on behalf of Tenant.

     12. INDEMNIFICATION, WAIVER OF CLAIMS.
         ---------------------------------

        (a) Tenant shall protect, indemnify, and hold harmless Landlord, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Premises by Tenant, whether occasioned by the neglect of Tenant or those holding under Tenant; (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property, except caused by the negligent or intentional act or omission of Landlord or its servants, agents or employees; (iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

        (b) Landlord shall not be liable for, and Tenant hereby waives all claims against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises or the Property; or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property; resulting from any cause whatever (except caused by the negligent or intentional act or omission of Landlord or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises). The occurrence of any event described in this Paragraph 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Paragraph 17.

     13. INSURANCE.
         ---------

        (a) Tenant's Insurance. Tenant, at its sole cost and expense, shall carry during the entire Term of this Lease, the following types of insurance:

               (i) Commercial general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

               (ii) Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixture, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

               (iii) Workers' Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law;

               (iv) Such other insurance reasonably required by Landlord due to the nature of Tenant's use of the Premises.

        (b) Landlord as Additional Insured. All such insurance required to be maintained by Tenant shall name Landlord as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least thirty (30) days prior written notice thereof.

        (c) Landlord's Insurance. Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of fire and casualty insurance to the extent of at least eighty percent (80%) of the insurable value of the Building.

        (d) Increase in Premiums. If insurance premiums payable by Landlord are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

     14. WAIVER OF SUBROGATION. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees, provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph 14 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Paragraph 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Paragraph 14.

     15. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant shall, from that day forward, be a tenant from month to month and Tenant shall pay Landlord rent at two (2) times the monthly amount of Base Rental and Additional Rent in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 15 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

     16. ASSIGNMENT AND SUBLEASE.
         -----------------------

        (a) Prohibition. Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may assign or sublet all or a portion of the premises to a subsidiary or affiliated corporation of Tenant without Landlord's written consent; provided, however, that the net worth of said subsidiary or affiliated corporation is equal to or greater than the net worth of Tenant. A transfer by operation of law, merger or consolidation, or a change of any partnership interest in Tenant or in the ownership of the voting stock of Tenant or any direct or indirect parent of Tenant shall be deemed an assignment for purposes of this Paragraph
16. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. In the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or impliedly approved by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease. Any assignment or sublease shall contain a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent applicable, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant. Any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the lessor under the sublease.

        (b) Option to Cancel. Upon receipt of Tenant's written request for Landlord's consent to subletting, assignment, transfer or occupancy by someone other than Tenant, or Tenant's subsidiary or affiliated corporation pursuant to Paragraph 16(a), Landlord shall have the option to cancel this Lease as of the date the requested subletting, assignment, transfer or occupancy by someone other than Tenant is to be effective. Landlord shall exercise its option to cancel this Lease by written notice to Tenant within thirty (30) days after Landlord receives Tenant's request for Landlord's consent.

        (c) Right to Collect Rents Directly. Upon the occurrence of an "event of default" as set forth in Paragraph 21 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

        (d) Excess Rent. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Base Rental (or the prorata share of Base Rental in the case of a sublease of a portion of the Premises), then Tenant shall pay to Landlord, as rent, one hundred percent (100%) of such excess received by Tenant.

     17. QUIET ENJOYMENT. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant's part to be kept, observed and performed, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

     18. COMPLIANCE WITH LAWS AND WITH RULES AND REGULATIONS.
         ---------------------------------------------------

        (a) Laws. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant's business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, the Building and the Property at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant.

        (b) Rules and Regulations. Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit "F" and with such reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, its agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

     19. FIRE AND CASUALTY.
         -----------------

        (a) If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and such damage or destruction cannot be repaired within one hundred twenty days
(120) days, Landlord may terminate this Lease, by written notice to Tenant given within thirty (30) days after such damage. If the Premises are damaged or destroyed or access thereto or use thereof is affected by the damage, then Landlord's termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after such notice.

        (b) If the Common Areas in the Building are damaged or destroyed by fire or other casualty, cause or condition whatsoever, to such an extent as to substantially interfere with Tenant's use of the Premises or if the Premises or a substantial part thereof are made untenantable, and such damage or destruction cannot be repaired within one hundred twenty (120) days, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after such damage, said termination to be effective as of the date of such damage.

        (c) Unless this Lease is terminated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date. Provided such damage or destruction was not caused or contributed to by an intentional act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, from and after the date of such damage to date of completion of said repairs, replacements and restorations, a just proportion of the rent shall abate according to the extent the full use and enjoyment of the Premises are rendered impossible by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control.

     20. EMINENT DOMAIN.
         --------------

        (a) If all the Premises or a substantial part thereof shall be taken for any public or quasipublic use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, Tenant hereby assigning to Landlord all Tenant's right, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

        (b) If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty
(60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice. The rent hereunder shall be apportioned as of such termination date.

        (c) Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Paragraph 20, shall not be cause for any reduction or diminution of the rental payment hereunder.

     21. DEFAULT.
         -------

        (a) If (i) Tenant fails to pay when due any rent, or any other sums required to be paid hereunder by Tenant; or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within twenty
(20) days after receipt of written notice thereof by Landlord; or (iii) Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days; or (v) Tenant falls to operate or closes its business upon the Premises, for reasons other than fire or other casualty or condemnation, for a period of fifteen (15) consecutive days; or (vi) Tenant abandons or vacates the Premises, then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

        (b) Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, by summary proceedings or otherwise, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; or

        (c) Landlord may reenter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof alone or together with other premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the Term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

        (d) If this Lease is terminated by Landlord pursuant to this Paragraph 21, Tenant nevertheless shall remain liable for any Base Rental, Additional Rental, Percentage Rental (based upon the Percentage Rental paid during the prior Lease Year) and Other Charges required to be paid hereunder and damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages") plus additional damages (the "Liquidated Damages") which are hereby stipulated to be equal to the present value of Base Rental, Additional Rental, Percentage Rental and Other Charges required to be paid hereunder that, but for termination of this Lease, would have become due during the remainder of the Term, plus the unamortized portion of tenant improvements and leasing commissions, less the fair rental rate for the remainder of the Term of this Lease discounted at the current five (5) year treasury bill rate. Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Paragraph 21.

        (e) If Landlord reenters and takes possession of the Premises pursuant to this Paragraph 21, without terminating this Lease, and relets the Premises or any part thereof (which Landlord shall have no obligation to do), the net rentals from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees, in renting the Premises or part thereof to others from time to time (including the cost and expense of making such improvements to the Premises as may be necessary, in Landlord's sole discretion, to enable Landlord to relet same). The balance, if any, shall be applied by Landlord from time to time on account of the rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the Term for the final determination of Tenant's account. Any balance remaining, however, after full payment and liquidation of Tenant's account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.

        (f) Upon the termination of this Lease or of Tenant's right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may he disposed of in such manner as Landlord may see fit.

        (g) Notwithstanding anything contained herein, if Landlord shall have given written notice of three (3) defaults in any twelve (12) month period, no further prior notice by Landlord shall be required for Landlord to declare this Lease to be in default.

        (h) If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not he obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, which amount shall be deemed to be rent due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

        (i) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     22. WAIVER OF DEFAULT OR REMEDY. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

     23. FORCE MAJEURE. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

     24. SUBORDINATION OF LEASE.
         ----------------------

        (a) This Lease shall be subject and subordinate to any first mortgage, first deed of trust or land lease now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of any such first mortgage, first deed of trust or land lease shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby, and the Tenant's rights hereunder shall not be disturbed as long as it is not in default. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument of subordination, non-disturbance and attornment that Landlord or such holder may reasonably request.

        (b) If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

     25. NOTICES AND CONSENTS. All notices contemplated by Illinois Forcible Entry and Detainer Law shall be given in accordance with such law. All other notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be served when sent by United States certified or registered mail, postage prepaid, or by overnight courier or personal delivery by designated agent at premise or other known address associated with such (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Shodeen Management Company, 17 North First Street, Geneva, Illinois 60134, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. All such other notices shall be deemed to have been given if addressed and mailed as above provided and shall be effective on the date two (2) days after deposit in the United States mail or one (1) day after deposit with an overnight courier, or at the time of delivery if personally served.

     26. SECURITY DEPOSIT.
         ----------------

        (a) Tenant has deposited with Landlord the sum of Two Thousand Seven Hundred Forty-Six and 92/100 Dollars ($2,746.92) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from Landlord's general funds, nor pay interest to Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

        (b) Landlord may deliver the security deposit to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit, and this provision shall also apply to any subsequent transferees of Landlord.

     27. MISCELLANEOUS TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishing, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

     28. BROKERAGE COMMISSION. Except for Shodeen Management Company, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 28 shall survive the termination of this Lease.

     29. HAZARDOUS DEVICES AND CONTAMINANTS.
         ----------------------------------

        (a) Prohibition. Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants (as hereinafter defined) on or in the Premises.

        (b) Indemnification. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees [including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 29(b)], relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activities at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law.

        (c) Definitions.
            -----------

               (i) "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or stare laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

               (ii) "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

               (iii) "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

     30. SIGNS; STORE FRONTS. The Tenant shall not, without Landlord's prior written consent (a) make any changes to or paint the store front, or (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type for its display windows. All signs, decorations and advertising media shall conform in all respects to the sign criteria established by the Landlord for the Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times. Landlord reserves the right to designate a uniform type of sign for the Building to be installed and paid for by Tenant.

     The Tenant agrees to have erected and/or installed and fully operative on or before the Commencement Date of this lease all signs in accordance with landlord's sign criteria. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting, and/or replacement of the building fascia surface where signs are attached.

     The Tenant shall be responsible for having signs which comply with all applicable laws.

     31. LOCKS. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or Termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

     32. PLUMBING. Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

     33. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

        (a) To name the Building and to change the name or street address of the Building;

        (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building;

        (c) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

        (d) To install vending machines of all kinds in the Property, including, without limitation, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord nor shall any mobile vending service be provided therefor, unless Tenant so requests.

     34. MISCELLANEOUS.
         -------------

        (a) No receipt of money by Landlord from Tenant alter the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

        (b) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord, hereunder it being hereby agreed that the covenants and obligations contained in this Lease shall be binding under Landlord, its successors and assigns, only during their respective successive period of ownership.

        (c) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

        (d) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

        (e) In the event of variation or discrepancy among counterparts, Landlord's original copy of this Lease shall control.

        (f) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

        (g) Landlord represents that to the best of its knowledge Landlord has received no notice of violation of the Americans with Disabilities Act from any governmental body having jurisdiction for such matters.

     35. RELATIONSHIP OF PARTIES. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

     36. GENDER AND NUMBER. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

     37. TOPIC HEADINGS. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

     38. COUNTERPARTS. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding upon all parties.

     39. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those filly expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

     40. RECORDING. The parties agree that this Lease shall not be recorded.

     41. GOVERNING LAW, INVALIDITY OF ANY PROVISIONS. This Lease shall be subject to and governed by the laws of the state in which the Premises are located. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     42. EXCULPATION. This Lease is executed by Shodeen Management Company, not individually, but solely on behalf of, and as the authorized agent for Harris Bank St. Charles, as Trustee of Trust No. 2321, and inconsideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against Shodeen Management Company (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to the Property for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of Landlord.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


LANDLORD:                                       SHODEEN MANAGEMENT COMPANY


Date:  February 6, 2001                         By:  /s/ Eric Shodeen
       ----------------------------                  ---------------------------
                                                     Title:  President


TENANT:                                         PRIVATE BANK


Date:  January 26, 2001                         By:  /s/ Tom Castronovo
       ----------------------------                  ---------------------------
                                                     Title:  President

                                 LEASE ADDENDUM


The Lease dated January 9, 2001 between SHODEEN MANAGEMENT COMPANY, an Illinois corporation, as agent for the beneficiaries of a land trust with Harris State Bank of St. Charles, Illinois, pursuant to Trust Agreement dated March 4, 1994 and known as Trust NO.2321 (the "Landlord"), and Private Bank, (the "Tenant"). In the event of a conflict between the preprinted form and the terms and conditions of this lease addendum, the lease addendum shall be deemed controlling.

1. OPTION TO RENEW

     Tenant shall have the right to renew this Lease for Two (2) additional period of Five (5) years commencing upon the expiration of the original term of this Lease or the expiration of the initial renewal term, as the case may be. Such option shall be deemed effectively exercised only if Tenant has given Landlord written notice not later than One Hundred Eighty (180) days prior to the expiration of the renewal term. All terms and provisions of this Lease shall be applicable during such renewal term, and shall be increased as follows:


1ST OPTION PERIOD:
                                    ANNUAL SCHEDULED                          PAYABLE IN EQUAL MONTHLY
YEAR                                    BASE RENT                                  INSTALLMENTS OF

One                                   $29,597.00                                      $2,466.42

Two                                   $30,481.00                                      $2,540.08

Three                                 $31,399.00                                      $2,616.58

Four                                  $32,334.00                                      $2,694.50

Five                                  $33,303.00                                      $2,775.25

2ND OPTION PERIOD:

One                                   $34,306.00                                      $2,858.83

Two                                   $35,343.00                                      $2,945.25

Three                                 $36,397.00                                      $3,033.08

Four                                  $37,485.00                                      $3,123.75

Five                                  $38,607.00                                      $3,217.25

2. FEDERAL DEPOSIT INSURANCE CORPORATION APPROVAL

     Upon execution of this Lease document, Tenant has forty-five (45) days to receive approval from the Federal Deposit Insurance Corporation to establish a Banking facility at the Leased location. If the Federal Deposit Insurance Corporation does not approve the Leased sight this lease is not enforceable to either party. If approval is granted from the Federal Deposit Insurance Corporation, Tenant will have forty-five (45) days to complete Tenant Improvements at which time rent will be due and owing.


LANDLORD:                                       SHODEEN MANAGEMENT COMPANY


                                                By:  /s/ Eric Shodeen
                                                     ---------------------------
                                                     Title:  President


TENANT:                                         PRIVATE BANK


                                                By:  /s/ Tom Castronovo
                                                     ---------------------------
                                                     Title:  President

                         RIDER TO RETAIL LEASE AGREEMENT
                         -------------------------------

     This Rider to Retail Lease Agreement is made this 25th day of January 2001, between Shodeen Management Company, an Illinois Corporation, as duly authorized agent for the beneficiaries of a Land Trust with Harris Bank, St. Charles, pursuant to Trust Agreement dated March 4, 1994 and known as Trust Number 2321 (the "Landlord") and the Private Bank and Trust Company ( the "Tenant").

     1. This Rider is incorporated in the Retail Lease Agreement entered into between Landlord and Tenant with respect to 1,700 rentable square feet located within the building commonly known as 312 Crescent Place, Geneva, Illinois 60134. To the extent that the provisions of this Rider conflict with the provisions of said Agreement, the provisions of this Rider shall prevail.

     2. Landlord represents that title to the building is currently held by Harris Bank Land Trust Number 2321 dated March 4, 1994 and that Shodeen Management Company is the duly authorized agent of said Land Trust having full power to enter into this Agreement on behalf of said Land Trust.

     3. That is anticipated that the Commencement Date shall be March 1, 2001. In the event however that Tenant is not able to obtain FDIC approval for this Lease by March 1, 2001, Tenant shall be entitled to declare this Lease null and void.

     4. The "Term of the Lease" shall be for an initial five year period as defined in the Lease. Thereafter, Tenant shall have the option of extending the Lease for two consecutive five year periods. In order to exercise the given option Tenant must provide Landlord written notice of its intent to do so at least one hundred and twenty days (120) days prior to the end of a given term or option. In each Lease Year during the option, annual base rent shall increase by three percent (3%) over the prior year's base rent.

     5. Landlord make the following representation to Tenant:

        A. That the premises on the Commencement Date, with the exception of Tenant's improvements, the premises shall be in compliance with all applicable building codes, zoning, laws, and governmental regulations. Further Landlord represents to Tenant that the building in which the Premises is located is structurally sound, the roof is free from leaks, and the HVAC, plumbing and electrical systems are in good working order. Landlord further represents that Tenant's proposed use of the Premises as a banking facility is permitted by the applicable zoning provision.

        B. Prior to the Commencement Date Landlord shall cause the existing automatic teller machine ("ATM") located on the premises to be removed as part of Landlord's work. The space where the ATM is located will be restored to its original condition in a workmanlike manner.

     6. During the term of this Lease Landlord will not permit any other Tenant of the building to engage in any banking, mortgage services, insurance sales, securities brokerage, or operate and automatic teller machine.

     7. Landlord consents that as part of Tenant's work Tenant shall be entitled to remove two of the current entrance doors to the Leased Premises on the condition that said work shall be acceptable to the City and its Fire Inspector.

     8. Landlord represents that the utilities to each leased space within the building are separately metered. Furthermore Landlord represents that the utilities servicing the Premises are available for immediate hook-up.

     9. Tenant's proportionate share of Additional Rent (including Operating Expenses and Real Estate Taxes) shall be allocated based on the total "rentable square footage" which is 5,450 square feet as opposed to the total square footage of leased space that is actually rented at any given time.

     10. In the event of a dispute over operating expenses as referenced in Paragraph 3(d) a Certified Public Accountant shall be mutually agreed to by the parties.

     11. The late payment charge for monthly payments of rent as referenced in Paragraph 3(f) shall apply if the rent is ten days late.

     12. All of Landlord's work shall be performed in a workmanlike manner in compliance with all applicable building codes and governmental regulations.

     13. Tenant shall be provided access to the Leased Premises prior to the Commencement Date to perform Tenant's improvements. Prior to having access to the Premises, Tenant shall provide a Certificate of Insurance to Landlord.

     14. Under Paragraph 5(a), the permitted use shall include any banking, mortgage services, insurance sales, securities brokerage and the operation of an automatic teller machine.

     15. Due to the fact that this is not a percentage lease, beginning with the third sentence in Paragraph 5(a) the balance of this paragraph is deleted.

     16. The term "exclusive" in the third to last line of Paragraph 5 (b) is charged to "reasonable".

     17. In Paragraph 5(c) a period is inserted after the work "condition" and the balance of the sentence is deleted.

     18. Paragraph 5(d) is deleted.

     19. Landlord shall be obligated to provide an Occupancy Permit related to Landlord's work for the Premises and pay the cost of obtain permits necessary to perform Landlord's work hereunder.

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

     20. At the end of the Lease Tenant shall be entitled to remove all of its banking fixtures including any safes installed on the Leased Premises.

     21. Although Tenant will be responsible for normal repairs and maintenance to HVAC, heating, plumbing, and electrical systems, Landlord shall be responsible for the cost of the replacement of same on the condition that Tenant provide Landlord with evidence of proper maintenance by a reputable contractor.

     22. Landlord's maintenance obligation shall include the parking areas outside and the exterior of the buildings.

     23. In the course of performing its maintenance obligations, landlord shall not unreasonably interfere for an extended period of time with Tenant's access to the parking areas or the Premise.

     24. Due to the fact that Tenant's use of the Premises as a banking facility, absent and emergency, the Landlord will not access the Leased Premises without prior notice to and consent from Tenant.

     25. Tenant further shall be entitled to install on the Premises locks, video surveillance, an exterior satellite dish, and other security equipment as Tenant reasonably deems necessary n the operation of its business. The location of any exterior improvements shall first be approved by Landlord, which consent shall not be unreasonably withheld.

     26. Landlord shall not modify in any significant way the current parking areas servicing the building or Premises nor shall Landlord significantly modify the ingress or egress to the Premises.

     27. Landlord will use its best efforts not to cause an interruption in the utility services to the Leased Premises.

     28. In the event that either party breaches its obligations under the Lease the breaching party shall be liable to the non-breaching party for its attorney's fees.

     29. In Paragraph 12(b) Landlord's obligation for indemnity shall include any damages resulting from Landlord's breach of the Lease.

     30. The provisions or Paragraph 16(b) shall be inapplicable in the event that the proposed sublet or assignment is to a bank or other entity that has acquired the Tenant or substantially all of the Tenant's assets.

     31. In the event eminent domain proceedings are instituted, Tenant shall be entitled to recover any damages from the condemning municipality incurred by Tenant as a result of said proceedings.

     32. Tenant shall be entitled to retain the services of an ATM vender as Tenant reasonably selects in its own judgment.

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     33. Landlord's contribution of $15.00 per square foot for Tenant's
Improvements shall be paid to Tenant and upon receipt of an application for payment submitted by Tenant which includes bills for the cost of the Tenant Improvements, sworn statements and final waivers from all contractors.

     34. In addition to the Tenant Improvements allowance referenced above, Landlord Improvements shall include the following:

        A. Supplying two ADA compliant bathrooms in the facility.

        B. Removal of the existing refrigeration equipment from the Premises and restoring the Premises to a "vanilla box status" including installation of the grid ceiling in the area where the refrigeration equipment is removed.

        C. Removal of the current ATM as referenced above.

     35. In the event that Landlord's work is not completed by the Commencement Date, Tenant's obligation to pay rent shall abate until said work is completed.

     36. There are thirty-four (34) existing parking spaces in the common area. Tenant shall be entitled to have its employees park within those parking spaces without time restrictions during normal business hours.

     37. Notwithstanding anything in the Lease to the contrary, the Tenant shall be entitled to determine its own hours of operation.

     38. Tenant, upon receipt of building permit issued by the City of Geneva will have a ninety (90) day rent abatement to construct Premise as agreed upon by Tenant and Landlord. Upon the ninety-first (91st) day or upon the business opening, whichever comes first, rent will be due and owing. If the ninety-first
(91st) day falls in the middle of the month, a prorated amount will be due for the remaining portion of the month.

LANDLORD:                                       SHODEEN MANAGEMENT COMPANY


                                                By:  /s/ Eric Shodeen
                                                     ---------------------------
                                                     Title:


TENANT:                                         PRIVATE BANK AND TRUST COMPANY


                                                By:  /s/ Tom Castronovo
                                                     ---------------------------
                                                     Title:

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